UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 27, 2009

PROTALEX, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-28385	91-2003490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

145 Union Square Drive New Hope, Pennsylvania		18938
(Address of Principal Executive Offices)		(Zip Code)

(215) 862-9720
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933, as amended (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Exchange Act of 1934, as amended (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Exchange Act of 1934, as amended (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 2, 2009, Protalex, Inc., a Delaware corporation (OTCBB: PRTX) (the “Company”) entered into a Credit Facility Agreement dated December 2, 2009 (the “Facility”) with Niobe Ventures, LLC (“Niobe”), a Delaware limited liability company and an accredited investor, as defined under Rule 501(a) of the Securities Act of 1933, as amended (the “Act”).  The Facility will provide up to $2.0 million of additional capital in the form of secured loans from Niobe to the Company at any time prior to June 30, 2012 subject to the achievement of certain predetermined benchmarks.  Niobe is the holder of a Senior Secured Convertible Note in the principal amount of $1.0 million issued by the Company on November 11, 2009 (the “Outstanding Note”).

Any loan made pursuant to the Facility will be evidenced by a senior secured convertible note, bearing interest at a rate of 3% per annum, in the principal amount of any such loan and convertible into shares of the Company’s common stock at an initial conversion price equal to the then conversion price of the Outstanding Note.  Each such loan shall mature on the later of the fifteenth month anniversary of such loan or December 31, 2012.

In connection with the Facility, on December 2, 2009, the original Security Agreement, dated November 11, 2009, between the Company and Niobe which secured the Company’s obligations under the Outstanding Note was amended and restated to also secure any incremental obligations under the Facility (the “Amended Security Agreement”).  Pursuant to the Amended Security Agreement, Niobe will have a security interest in substantially all of the Company’s personal property and assets, including its intellectual property to collateralize all amounts due to it under the Outstanding Note and the Facility.

The foregoing descriptions of the Facility and Amended Security Agreement are qualified in their entirety by the full text of such agreements, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated by reference herein.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 27, 2009, the Board of Directors of the Company appointed Messrs. John E. Doherty and Kirk M. Warshaw as Directors to fill two Board vacancies.  Mr. Warshaw is also the Chief Financial Officer and Secretary of the Company.

None of Messrs. Doherty and Warshaw had any direct or indirect interest in any transactions with the Company that requires disclosure under Item 404(a) of Regulation S-K.  There is no existing family relationship between any of them and any director or executive officer of the Company.

BIOGRAPHICAL INFORMATION REGARDING THE INCOMING DIRECTORS

The principal occupation and brief summary of the backgrounds of Messrs. Doherty and Warshaw are as follows:

John E. Doherty, age 55, is a private investor and was involved with the early stage development of the Company.  From September 2005 to present he has been a private investor.  Prior to that, from September 1999 to September 2005 he was a member of our Board, and also our President and Chief Executive Officer from September 1999 to December 2002.

Kirk M. Warshaw, age 51, has served as our chief financial officer and secretary, since November 2009.  Mr. Warshaw is a financial professional who, since 1990, has provided clients in a multitude of different industries with advice on accounting, corporate finance, and general business matters.  Prior to starting his own consulting firm, from 1983 to 1990, he held the various titles of controller, chief financial officer, president, and chief executive officer at three separate financial institutions in New Jersey.  From 1980 through 1983, Mr. Warshaw was a Senior Accountant at the public accounting firm of Deloitte, Haskins & Sells.  Mr. Warshaw is a 1980 graduate of Lehigh University and has been a CPA in New Jersey since 1982.  Mr. Warshaw is currently also the chief financial officer of R&R Acquisition, VI, Inc., R&R Acquisition, VII, Inc., R&R Acquisition, VIII, Inc., R&R Acquisition IX, Inc., R&R Acquisition X, Inc., Rodman International Enterprises I, Ltd., Rodman International Enterprise II, Ltd., and Rodman International Enterprise III, Ltd. (each a publicly reporting, non-trading company), Mattmar Minerals, Inc. (OTCBB:MTMS) and Newtown Lane Marketing, Incorporated (OTCBB:NTWN), and a director and the chief financial officer of 24Holdings Inc. (OTCBB:TWFH).

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
10.1	Final Form of Credit Facility Agreement dated as of December 2, 2009, between the Company and Niobe Ventures, LLC

10.2	Final Form of Amended and Restated Security Agreement dated as of December 2, 2009, between the Company and Niobe Ventures, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALEX, INC.

December 2, 2009	By:	/s/ Arnold P. Kling
Arnold P. Kling
President